AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT

THIS AMENDMENT dated as of May __, 2014 and effective as of April 1, 2014 (the “Effective Date”), amends the Investment Sub-Advisory Agreement dated April 1, 2013 (the “Agreement”) by and between Wilshire Associates Incorporated (the “Adviser”) and Thomas White International, Ltd., (the “Sub-Adviser”) with respect to the Wilshire Mutual Funds, Inc. (the “Fund”).

WHEREAS, Sub-Adviser currently furnishes investment advisory services under the Agreement for the Fund;

NOW THEREFORE, the parties agree, and the Agreement is hereby modified, as follows:

1.            Effective upon the Effective Date, Exhibit 2 – Fee Schedule of the Agreement shall be deleted in its entirety and replaced by Exhibit 2 – Fee Schedule attached hereto.

2.            Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS HEREOF, the undersigned have executed this Amendment as of the date and year first above written.

WILSHIRE ASSOCIATES INCORPORATED		THOMAS WHITE INTERNATIONAL, LTD.

By:	/s/ Jason Schwarz	By:	/s/ Illegible
Name:	Jason Schwarz	Title:	Vice President
Title:	President, Wilshire Funds Management